Exhibit 4al





                            Merrimac Industries, Inc.

                      Amendment to 1995 Stock Purchase Plan

               WHEREAS, Merrimac Industries, Inc. adopted the 1995 Stock Purchase Plan (the "Plan") effective as of January 1, 1995.

               The Plan is hereby amended, effective as of January 1, 2001, as follows:

               For purposes of this amendment, capitalized terms used herein and not otherwise defined shall have the meanings indicated in the Plan.

               Section 2.8 is hereby amended and restated in its entirety as follows:

           "Merrimac" means Merrimac Industries, Inc., its parent or subsidiary corporations, or any successor corporations.

               IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer as of January 1, 2001.



                                      MERRIMAC INDUSTRIES, INC.



                                      By:  /s/ Mason N. Carter
                                         ---------------------------------------
                                         Name:  Mason N. Carter
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer

ATTEST



Corporate Seal




 /s/ Robert V. Condon
--------------------------------------
Name:  Robert V. Condon
Title: Secretary